Exhibit EX-99.q.3

POWER OF ATTORNEY

KNOW  ALL MEN BY THESE PRESENTS, that the undersigned, being a trustee of the RevenueShares ETF Trust (the “Trust”), a Delaware statutory trust, and the Trust, which has filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, a Registration Statement of the Trust and amendments thereto for the registration under said Act, of the Trust, hereby constitutes and appoints Vincent T. Lowry with power to act without the others, as his attorney, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to approve, and sign any amendments to the current Registration Statement of the Trust, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting unto said attorney full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorney may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has herewith set his name and seal as of this 23rd day of October, 2011.

/s/ Daniel J. Ledva
Daniel J. Ledva